                                                                       EXHIBIT B


             DIRECTORS AND EXECUTIVE OFFICERS OF THE FILING PARTIES

Set forth below is the name and present principal occupation or employment of each director and executive officer of MLINC and MetLife. MLINC is a holding company and MetLife is an insurance company. The principal business address of MLINC and MetLife is 200 Park Avenue, New York, NY 10166-0188. Unless otherwise noted, the business address for each of the directors and executive officers is c/o MetLife, Inc. Each person listed below is a citizen of the United States.


                                             DIRECTORS

Name And Business Address                  Principal Occupation or Employment
-------------------------                  ----------------------------------

Curtis H. Barnette                         Of Counsel, Skadden, Arps, Slate, Meagher & Flom LLP
Skadden, Arps, Slate, Meagher & Flom LLP   (law firm)
1440 New York Avenue, N.W.
Washington, D.C. 20005-2111

C. Robert Henrikson                        Chairman of the Board, Chief Executive
                                           Officer, President and Chief
                                           Operating Officer, MLINC and MetLife

Burton A. Dole, Jr.                        Retired Partner and Chief Executive Officer,
                                           Medsouth Therapies, LLC
                                           (rehabilitative health care)

Cheryl W. Grise                            President, Utility Group for Northeast Utilities
P.O. Box 270                               (public utility holding company)
Hartford, Connecticut 06141-0270

James R. Houghton                          Chairman, Corning Incorporated
Corning Incorporated                       (telecommunications technology)
One Riverfront Plaza
MP HQ E2-6
Corning, New York 14831

Harry P. Kamen                             Retired Chairman of the Board and Chief Executive Officer,
                                           MetLife

Helene L. Kaplan                           Of Counsel, Skadden, Arps, Slate,
Skadden, Arps, Slate, Meagher & Flom LLP   Meagher & Flom LLP
Four Times Square, 44th Floor              (law firm)
New York, New York 10036

John M. Keane                              Retired General, Vice Chief of Staff and Chief
                                           Operating Officer, U.S. Army

Name And Business Address              Principal Occupation or Employment
-------------------------              ----------------------------------

James M. Kilts                         Vice Chairman, The Procter & Gamble
The Procter & Gamble Company           Company
  - 48th Floor
One Procter & Gamble Plaza
Cincinnati, Ohio 45202

Charles M. Leighton                    Executive Director, U.S. Sailing
P.O. Box 1260
15 Maritime Drive
Portsmouth, Rhode Island 02871

Sylvia M. Matthews                     Chief Operating Officer and Executive Director of
The Bill and Melinda Gates             the Bill and Melinda Gates Foundation
  Foundation
1551 Eastlake Avenue East
Seattle, Washington 98102

Hugh B. Price                          Senior Fellow, Brookings Institution
The Brookings Institution
1775 Massachusetts Avenue, N.W.
Washington, DC 20036

Kenton J. Sicchitano                   Retired Global Managing Partner,
                                       PricewaterhouseCoopers LLP
                                       (assurance, tax and advisory services)

William G. Steere, Jr.                 Retired Chairman of the Board and Chief Executive
Pfizer Inc.                            Officer, Pfizer, Inc.
235 East 42nd Street, 22nd Floor       (pharmaceutical company)
New York, New York 10017


                               EXECUTIVE OFFICERS
                             (WHO ARE NOT DIRECTORS)

Name                                   Principal Occupation or Employment
-----                                  ----------------------------------

Steven A. Kandarian                    Executive Vice President and Chief Investment
                                       Officer, MLINC and MetLife;

Leland C. Launer, Jr.                  President, Institutional Business

James L. Lipscomb                      Executive Vice President and General Counsel,
                                       MLINC and MetLife

Catherine A. Rein                      Senior Executive Vice President and Chief
                                       Administrative Officer, MLINC and MetLife

William J. Toppeta                     President, International, MLINC and MetLife

Lisa M. Weber                          President, Individual Business, MLINC and MetLife

William J. Wheeler                     Executive Vice President and Chief Financial
                                       Officer, MLINC and MetLife